As filed with the Securities and Exchange Commission on May 24, 2022
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2022

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading Symbol	Name of each exchange on which registered
Common Stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new of revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01. Other Events.

Oppenheimer Holdings Inc. (NYSE: OPY) today announced that its Board of Directors approved a share repurchase program that authorizes the Company to purchase up to 550,000 shares of the Company’s Class A non-voting common stock, representing approximately 4.6% of its 11,863,559 currently issued and outstanding shares of Class A non-voting common stock. This authorization will supplement the 71,893 shares that remain authorized and available under the Company’s previous share repurchase program covering up to 518,000 shares of the Company’s Class A non-voting common stock, which was announced on February 28, 2022, for a total of 621,893 shares authorized and available for repurchase. The share repurchase program is expected to continue indefinitely.

See the Company’s press release attached hereto as an exhibit for additional details.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit
99.1	Press Release dated May 24, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 24, 2022 By: /s/ Albert G. Lowenthal --------------------------------- Albert G. Lowenthal Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 24, 2022

Exhibit 99.1

Oppenheimer Holdings Inc. Announces Share Repurchase Program

New York, May 24, 2022 - Oppenheimer Holdings Inc. (NYSE: OPY) today announced that its Board of Directors approved a share repurchase program that authorizes the Company to purchase up to 550,000 shares of the Company’s Class A non-voting common stock, representing approximately 4.6% of its 11,863,559 currently issued and outstanding shares of Class A non-voting common stock. This authorization will supplement the 71,893 shares that remain authorized and available under the Company’s previous share repurchase program covering up to 518,000 shares of the Company’s Class A non-voting common stock, which was announced on February 28, 2022, for a total of 621,893 shares authorized and available for repurchase. The share repurchase program is expected to continue indefinitely.

Any such share purchases will be made by the Company from time to time in the open market at the prevailing open market price using cash on hand, in compliance with the applicable rules and regulations of the New York Stock Exchange, state corporate law and federal and state securities laws and the terms of the Company’s senior secured debt. All shares purchased will be canceled. The timing and amounts of any purchases under the program will be determined by management in its discretion based on market and economic conditions and other factors including price, legal and regulatory requirements and capital availability. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of Class A non-voting common shares. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice.

Company Information
Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that is engaged in a broad range of activities in the financial services industry, including retail securities brokerage, institutional sales and trading, investment banking (corporate and public finance), equity and fixed income research, market-making, trust services, and investment advisory and asset management services. With roots tracing back to 1881, the Company is headquartered in New York and has 93 retail branch offices in the United States and institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements
This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A – Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Factors Affecting "Forward-Looking Statements" in Part I, Item 2 in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

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